UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2023

Jack Creek Investment Corp.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-39602	00-0365269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

386 Park Avenue South, FL 20
New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 710-5060

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	JCICU	The NASDAQ Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	JCIC	The NASDAQ Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	JCICW	The NASDAQ Stock Market LLC

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 4, 2023, Jack Creek Investment Corp. (“Jack Creek”) issued a press release (the “Release”) announcing the rescheduling of Jack Creek’s extraordinary general meeting of its shareholders (the “EGM”) from the previously scheduled date of Tuesday, January 10, 2023. The EGM will now be held on Thursday, January 12, 2023, at 10:30 a.m. Eastern Time. There is no change to the location, the record date, the purpose or any of the proposals to be acted upon at the EGM. The live-webcast for the EGM will be available by visiting https://www.cstproxy.com/jackcreekinvestmentcorp/2023. Holders of Jack Creek’s Class A ordinary shares are entitled to request that Jack Creek redeem all or a portion of their shares for cash in connection with the EGM until 5:00 p.m., Eastern Time, on Tuesday, January 10, 2023 (two business days prior to the EGM).

A copy of the Release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK CREEK INVESTMENT CORP.

Date: January 4, 2023	By:	/s/ Lauren Ores
	Name:	Lauren Ores
	Title:	Chief Financial Officer